NANOPHASE TECHNOLOGIES CORPORATION – 8-K

EXHIBIT 10.2

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

AMENDED AND RESTATED

JOINT DEVELOPMENT & SUPPLY AGREEMENT

This Amended and Restated Joint Development & Supply Agreement (“Agreement”) is made this 15th day of May, 2018 (“Effective Date”) between COLORESCIENCE Inc., a company existing and organized under the laws of Delaware, (“COLORESCIENCE”) with its principal place of business at 2141 Palomar Airport Road, Suite 200, Carlsbad, CA 92011, and SOLÉSENCE, LLC, a company existing and organized under the laws of Delaware, with its principal place of business at 1319 Marquette Drive, Romeoville, Illinois 60446 (“SOLÉSENCE”), (collectively, the “Parties”).

WHEREAS, both COLORESCIENCE and SOLÉSENCE desire to develop sunscreen actives and related formulations to:

1.	Provide a near term solution to help bridge the supply gap that is being created by the [*], without losing water resistance or SPF performance as compared to the performance of the current powder sunscreen products.

2.	Establish a platform technology that will serve as the basis for innovations in sunscreen based products. Enable novel ‘one of a kind’ positioning for COLORESCIENCE versus competitive products.

3.	Targeted key enhancements for powder sunscreens are the improvement in adherence and hydrophobicity, while boosting antioxidant efficacy as measured by Antioxidant Power Method and achieving best in class free radical protection as measured by Radical Status Factor Method. Both methods are performed by Gematria Laboratories.

4.	Targeted key enhancement for emulsions and liquid products are enhancing physical sunscreen performance while boosting antioxidant efficacy as measured by Antioxidant Power Method, achieving best in class free radical protection as measured by Radical Status Factor Method and protecting from pollution and other environmental and light sources. Both Antioxidant Power Method and Radical Status Factor Method are performed by Gematria Laboratories.

WHEREAS, COLORESCIENCE wishes to exclusively purchase from SOLÉSENCE and SOLÉSENCE wishes to produce and sell exclusively to COLORESCIENCE the Innovation Solution Actives, Finished Product A, Finished Product B and Next Gen Product(s) (as each is defined herein);

WHEREAS, the Parties entered into that certain Joint Development & Supply Agreement dated December 12, 2016 (the “Original Agreement”) to provide for the development and supply of the Exclusive Products (as defined herein) and related matters as provided therein; and

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

WHEREAS, the Parties desire to amend and restate the Original Agreement in its entirety as set forth below;

NOW THEREFORE, for adequate consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.	Definitions. For the purpose of clarity, the following terms are used in this Agreement:

1.1.	“Affiliate(s)” means any Person (defined below) which directly or indirectly controls, is controlled by, or under common control with a Party. For purposes of the foregoing definition, the term “control” (including with correlative meaning, the terms “controlling”, “controlled by”, and “under common control with”) as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract, or otherwise. “Person” means an individual, corporation, partnership, limited liability company, firm, association, joint venture, estate, trust, governmental or administrative body or agency, or any other entity.

1.2.	“Bridge Solution” means the TiO2 Sunscreen Active developed by SOLÉSENCE to supply as a replacement for the [*] materials currently used by COLORESCIENCE in their formulas.

1.3.	“COLORESCIENCE Technology” means all COLORESCIENCE and COLORESCIENCE Affiliate Confidential Information, intellectual property and developments (including all trade secrets, know-how, inventions, designs, concepts, formulations, works of authorship, technical information, manuals, instructions or specifications) owned or developed by COLORESCIENCE or its Affiliates or provided by COLORESCIENCE or its Affiliates to SOLÉSENCE in connection with the activities performed under or contemplated by this Agreement and any Improvements by COLORESCIENCE to any of the foregoing, including, without limitation, patents, patent applications, trade secrets, know-how, inventions, designs, concepts, Improvements, technical information, works of authorship, copyrightable materials, including manuals and instructions, Product Specifications, trademarks, trade dress or trade names, and the Intellectual Property Rights related to any of the foregoing. COLORESCIENCE Technology includes, without limitation, COLORESCIENCE’s existing products, formulations and information, and Improvements or inventions arising from the development of the SPF 50 Innovation Powder Formula that are not Innovation Solution Actives.

1.4.	“Exclusive Field” means, on an Exclusive Product-by-Exclusive Product basis:

(i)	With respect to the Innovation Solution Actives: the use in the SPF 50 Powder Innovation Formula for inclusion in Environmental Protection Products which utilize the Exclusive Application and are marketed and sold through any and all channels.

(ii)	With respect to Finished Product A, Finished Product B and any Next Gen Products: the Professional Channel.

1.5.	“Environmental Protection Product(s)” means sunscreens and skincare products, preparations, and formulations offering protection from one or more environmental effects, including, without limitation, ultraviolet, infrared and high-energy visible light, pollution, smog, particulates, dust, soot, smoke, acid, chemicals, aerosols, and/or other hazards and contaminants.

1.6.	“Exclusive Application” means pigmented powder products for use on human skin using a flow-through brush as the applicator.

1.7.	“Exclusive Product(s)” means the Innovation Solution Actives, Finished Product A, Finished Product B, and the Next Gen Product.

1.8.	“Finished Product(s)” means Finished Product A and Finished Product B.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

1.9.	“Finished Product A” means the emulsion/gel Environmental Protection Product developed by COLORESCIENCE and SOLÉSENCE intended for application to a user’s face, provisionally named the Sunforgettable Total Protection Face Shield.

1.10.	“Finished Product B” means the Environmental Protection Product intended for application to a user’s body, provisionally named the Sunforgettable Total Protection Body Shield.

1.11.	“Finished Products” means Finished Product A and Finished Product B.

1.12.	“Improvements” means all inventions, discoveries, technical developments and know-how, including trade secrets, whether or not patentable, conceived and/or reduced to practice by a party that are an improvement, enhancement and/or modification of a Party’s intellectual property and/or technology.

1.13.	“Innovation Solution Active(s)” means the TiO2 and ZnO Sunscreen Actives, the formulations for which have been developed specifically for use with the SPF 50 Powder Innovation Formula and and other product reformulations as mutually agreed by the Parties and added to Exhibit B to this Agreement from time to time and the criteria within Development Objective 2.

1.14.	“Innovation SPF 50 Powder Sunscreen” means the sunscreen product produced by COLORESCIENCE containing the SPF 50 Innovation Powder Formula.

1.15.	“Intellectual Property Rights” means all trade secrets, copyrights, patents and other patent rights, trademarks, service marks, moral rights, know-how and any and all other intellectual property or proprietary rights (including, without limitation, applications relating thereto) in any inventions, compounds, formulations, techniques, works, know-how or discoveries, whether or not patentable or registrable, now known or hereafter recognized in any jurisdiction.

1.16.	“Know How” means all confidential and proprietary information and data controlled by SOLÉSENCE as of the Effective Date and Improvements thereto developed or reduced to practice during the Term of this Agreement that relate to the inventions and technology described in the Patent Rights, including any and all tangible and intangible information and materials, including research and development data, regulatory submissions and correspondence, manufacturing information and processes, formulations, assays, cell lines, sequences, composition of matter, constructs, discoveries, improvements, modifications, processes, methods, protocols, formulas, utility, data (including physical, chemical, biological, toxicological, pharmacological, preclinical, clinical, and veterinary data), results, inventions, know-how and trade secrets, patentable or otherwise, and all other scientific, marketing, financial and commercial information or data, but excluding any of the foregoing to the extent described or claimed in any Patent Rights.

1.17.	“Next Gen Product(s)” means any future products developed under this Agreement as mutually agreed by the Parties and added to Exhibit B to this Agreement from time to time.

1.18.	“Non-Exclusive Product(s)” means the Bridge Solution.

1.19.	“Patent Rights” means: (a) the patents and patent applications listed on Exhibit C to this Agreement and any other patents and/or patent applications controlled by SOLÉSENCE and or its Affiliates at any time during the Term which claim or otherwise cover the Innovation Solution Actives or the use, manufacture or formulation thereof; (b) any patents and patent applications arising from Improvements covered by Section 14.1.3 of this Agreement; (c) all regular, divisional, continuation, substitution, continuation-in-part, and continued prosecution applications that claim priority to those patents or patent applications described in subsections (a) and (b); (c) all patents that have issued or in the future issue from any of the foregoing patent applications in subsections (a) and (b), including utility, model and design patents, certificates of invention and applications for certificates of invention; (d) any reissues, renewals, extensions (including patent term extensions and supplemental certificates and the like), adjustments, re-examinations, revalidations, registrations and pediatric exclusivity periods of any of the foregoing; and (e) any foreign equivalents of any of the foregoing.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

1.20.	“Product(s)” means the Exclusive Products, the Non-Exclusive Products, the SPF 50 Powder Innovation Formula, and any Environmental Protection Products containing the Innovation Solution Active.

1.21.	“Product Specifications” means those specifications, requirements, and acceptance criteria described in Exhibit B to this Agreement.

1.22.	“Professional Channel” means marketing and sales directly or indirectly to end users through medical offices and facilities, and spas and other facilities with which a medical director is associated, and other sales by or on behalf of medical professionals, including through the internet or directly from a medical professional.

1.23.	“Solesence Technology” means (i) the Patent Rights; (ii) the Know-How; (iii) all SOLÉSENCE and SOLÉSENCE Affiliate Confidential Information, intellectual property and developments (including all trade secrets, know-how, inventions, designs, concepts, formulations, works of authorship, technical information, manuals, instructions or specifications) owned or developed by SOLÉSENCE or its Affiliates or provided by SOLÉSENCE or its Affiliates to COLORESCIENCE in connection with the activities performed under or contemplated by this Agreement and any Improvements by SOLÉSENCE to any of the foregoing, including, without limitation, patents, patent applications, trade secrets, know-how, inventions, designs, concepts, Improvements, technical information, works of authorship, copyrightable materials, including manuals and instructions, Product Specifications, trademarks, trade dress or trade names; (iv) SOLÉSENCE’s and its Affiliates’ interest in Joint IP; and (iv) all Intellectual Property Rights related to any of the foregoing.

1.24.	“Solesence Trademarks” means those trademarks and tradenames of SOLÉSENCE listed in Exhibit E to this Agreement.

1.25.	“SPF 50 Powder Innovation Formula” means the Powder Sunscreen formula developed by COLORESCIENCE as a replacement for COLORESCIENCE’s current SPF 50 Powder, designed to utilize the Innovation Solution Actives and meet the requirements of Development Objective 3.

1.26.	“Sunscreen Active(s)” means formulations or preparations of titanium dioxide (TiO2) and/or zinc oxide (ZnO) for use in Products.

1.27.	“Supply Agreement” means the contractual agreement entered into by the Parties providing the terms and conditions for supply of the Bridge Solution and the Exclusive Products by SOLÉSENCE to COLORESCIENCE.

1.28.	“Territory” means worldwide.

2.	Roles and Responsibilities

In order to achieve the timely development of the Bridge Solution, the Innovation Solution Actives, the Finished Products and the Next Gen Product, COLORESCIENCE and SOLÉSENCE agree to the following Roles and Responsibilities:

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

2.1.	Roles and Responsibilities of COLORESCIENCE

2.1.1.	Provide the materials and composition of all existing formulations to use the Bridge Solution;

2.1.2.	Establish final product launch criteria for the Bridge Solution;

2.1.3.	Perform SPF and related clinical testing for confirmation of the performance;

2.1.4.	Perform stability testing in conjunction with SOLÉSENCE of formulas using the Bridge Solution; and

2.1.5.	Enable production of pilot and production quantities of powder materials as required within the development plans in Exhibit A to this Agreement.

2.2.	Roles and Responsibilities of SOLÉSENCE

2.2.1.	Meet the timeline provided for the development of the Bridge Solution and the Innovation Solution Actives as provided in Exhibit A;

2.2.2.	Perform the stability testing for Bridge Solution and the Innovation Solution Actives to allow for a minimum three-year shelf life;

2.2.3.	Perform the stability testing in conjunction with COLORESCIENCE for the COLORESCIENCE’s products using the Bridge solution;

2.2.4.	Perform the stability testing in conjunction with COLORESCIENCE for Finished Product A;

2.2.5.	Perform the stability testing in conjunction with COLORESCIENCE for Finished Product B; and

2.2.6.	Perform efficacy testing related to Antioxidant Power and Radical Protection Factor to establish these claims with products produced using the Innovation Solution Actives.

2.3.	Production Obligations

2.3.1.	SOLÉSENCE shall produce pilot and production quantities of the Bridge Solution, the Innovation Solution Actives, Finished Product A, and Finished Product B as required within the development plans in Exhibit A.

2.3.2.	Without limiting the generality of the foregoing, SOLÉSENCE shall develop and deliver to COLORESCIENCE Finished Product A for launch by COLORESCIENCE by [*] and COLORESCIENCE agrees to accept first delivery of Finished Product A. SOLÉSENCE shall develop and deliver to COLORESCIENCE Finished Product B by [*]. Each Finished Product will be manufactured and supplied to COLORESCIENCE by SOLÉSENCE as a finished article in accordance with all product specifications and applicable law.

2.4.	Branding; Promotional Materials. COLORESCIENCE will promote and sell the Products under trademarks selected by COLORESCIENCE, which trademarks shall be owned and shall remain the property of COLORESCIENCE. COLORESCIENCE shall have the right but not the obligation to use SOLÉSENCE Trademarks on Products utilizing the Innovation Solution Actives and/or related marketing materials when reasonable and practicable at the sole discretion of COLORESCIENCE. Except as set forth in this Section 2.4, nothing herein shall be deemed to give SOLÉSENCE, its Affiliates, and/or their respective suppliers, either during the Term or thereafter, any right to trademarks or copyrights of COLORESCIENCE or to their use unless written consent is obtained from COLORESCIENCE. COLORESCIENCE will create and develop all promotional materials with respect to the Products.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

2.5.	Patent Marking. COLORESCIENCE agrees, to the extent commercially reasonable and consistent with prevailing business and legal practices, to mark and use reasonable efforts to have each of its Affiliates and sublicensees mark all Products covered by the Patent Rights under this Agreement in accordance with the applicable statute or regulations relating to patent marking in the country or countries of manufacture and sale thereof.

2.6.	Development. The Parties shall work together in good faith, using commercially reasonable efforts, on the development of two additional products during the first thirty (30) months of the Term. COLORESCIENCE and SOLÉSENCE will engage in at least one yearly pipeline development discussion to review additional products that may be suitable for SOLÉSENCE to provide COLORESCIENCE. It is both Parties intention to continue to explore future product innovation opportunities together in the liquid product category.

3.	Exclusivity

3.1.	SOLÉSENCE License Grant.

3.1.1.	Exclusive License. SOLÉSENCE hereby grants to COLORESCIENCE an exclusive (even as against SOLÉSENCE and its Affiliates except with respect to its development and manufacturing obligations hereunder and the exceptions noted on Exhibit F to this Agreement) license under the Solesence Technology to sell, offer to sell, import, market, promote, distribute and use Exclusive Products in the Territory in the applicable Exclusive Field.

3.1.2.	Non-Exclusive License. SOLÉSENCE hereby grants to COLORESCIENCE a non-exclusive license under the Solesence Technology to sell, offer to sell, import, market, promote, distribute and use Non-Exclusive Products in the Territory in all fields.

3.1.3.	Trademarks. SOLÉSENCE hereby grants to COLORESCIENCE a non-exclusive license to use, for the purposes of promoting and selling Products containing the Innovation Solution Actives, the Solesence Trademarks. Prior to, and after, the use of Solesence Trademarks, COLORESCIENCE shall inform SOLÉSENCE of the planned method of use of the trademark.

3.2.	Sublicensing. COLORESCIENCE shall have the right to grant sublicenses for the licenses and rights granted under this Agreement and to otherwise utilize one or more Affiliates and/or third parties to distribute, market and/or promote the Products to the same extent that COLORESCIENCE holds such rights, without the consent of or notice to SOLÉSENCE. COLORESCIENCE shall be responsible for ensuring that any of its sublicensees’ exercise of such rights complies with the terms of this Agreement.

3.3.	Sufficiency of Licensed Rights. SOLÉSENCE hereby represents and warrants that neither it nor its Affiliates owns or controls any Intellectual Property Rights, other than the licenses and rights granted to COLORESCIENCE under this Agreement, covering, claiming or directed to any Products or the formulation, development, manufacture, use, sale, offer for sale, import or other commercial exploitation thereof in accordance with the terms of this Agreement by COLORESCIENCE and/or its Affiliates and/or each of their respective successors, assigns (including successors and/or assigns to any Products or Product lines of COLORESCIENCE and/or its Affiliates), suppliers, distributors, resellers, customers, agents, licensees (or sublicensees), or agents.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

3.4.	For so long as COLORESCIENCE meets the minimum purchase and payment requirements as provided in Exhibit A and further described in Section 3.7 below and without limiting the exclusive rights granted under Section 3.1, neither SOLÉSENCE nor any of its Affiliates shall directly or indirectly develop, manufacture, market, distribute or sell, or license or grant any third party any rights (including any covenants not to sue) to develop, manufacture, market, distribute or sell: (i) any Environmental Protection Products that are covered or claimed by, are developed or manufactured using, embody, incorporate, utilize, rely on or arise or benefit from any of the Solesence Technology (including, without limitation, any and all Exclusive Products), and which are intended for or are otherwise distributed, marketed and/or sold through the Professional Channel (other than on behalf of COLORESCIENCE pursuant to this Agreement); or (ii) any Environmental Protection Products in any channel that (a) utilize the Exclusive Application or (b) contain [*] or [*] (all of the above, collectively, “Competing Products”); except for the limited exceptions set forth in Exhibit F (the obligations of SOLÉSENCE and its Affiliates under this Section 3.4, the “Exclusivity Commitment”).

3.5.	Exclusivity & Development Fee: In exchange for the grant of exclusive rights as contemplated in this Agreement, and to encourage SOLÉSENCE to perform under the terms of this Agreement and help defray the cost SOLÉSENCE will incur with meeting its responsibilities under this agreement, the Parties acknowledge that COLORESCIENCE has paid to SOLÉSENCE a development fee in the amount of $[*]. In addition, the Parties acknowledge that COLORESCIENCE has paid to SOLÉSENCE an additional $[*] in development fees in the first quarter of 2018 to support further analytical and development needs in order to support the launch of the Innovation SPF 50 Powder Sunscreen.

3.6.	Success Fee: COLORESCIENCE agrees to pay SOLÉSENCE $[*] within thirty (30) days after COLORESCIENCES’ first commercial sale of the Innovation SPF 50 Powder Sunscreen, which is anticipated to occur in Q1 or Q2 of 2018.

3.7.         Minimum Order Quantities of Products

3.7.1.	Subject to SOLÉSENCE’s compliance with this Agreement, including timely fulfilling its supply obligations hereunder, COLORESCIENCE agrees to collectively order the minimum order quantities appearing on Exhibit A (the “Minimum Order Quantity(ies)”) for the Term of this Agreement, provided that, with respect to Finished Products, SOLÉSENCE shall have developed such Finished Products according to the applicable Product Specifications developed by COLORESCIENCE and with aesthetics and performance characteristics on par with other production sites contemporaneously being used by COLORESCIENCE. The standard for assessing such quality standards will be solely determined by COLORESCIENCE using a commercially reasonable standard. In the event that COLORESCIENCE and SOLÉSENCE do not reach agreement on the aesthetics or performance of the Finished Products developed by SOLÉSENCE, the Parties will employ a consumer panel to make final determination of the product attributes in light of commercially reasonable standards.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

3.7.2.	In the event that COLORESCIENCE does NOT meet the Minimum Order Quantity for a Product as provided in Exhibit A and such failure was not due to a Force Majeure Event or a breach or failure of SOLÉSENCE to comply with its obligations under this Agreement, COLORESCIENCE may elect, subject to Section 3.7.3 below, to maintain exclusivity by paying SOLÉSENCE an R&D fee (the “R&D Fee”) within sixty days after the end of each calendar year, as follows:

Product	R&D Fee
Bridge Solution Innovation Solution Active	[*]% of the difference of (i) the value of the units actually ordered at the Price per Ounce in Exhibit A, minus (ii) the value of the Minimum Order Quantity of the Product at the Price per Ounce in Exhibit A
Finished Products A and B, and Next Gen Product(s), collectively	The greater of (i) $[*] or (ii) [*]% of the average purchase price of the units of Finished Products purchased, multiplied by the difference between (a) the Minimum Order Quantity of Finished Products and (b) the number of units of Finished Products actually purchased by COLORESCIENCE

In the event COLORESCIENCE does not meet the Minimum Order Quantities provided in Exhibit A with respect to a Product and does not timely pay the R&D Fee, and if COLORESCIENCE’s inability to meet the Minimum Order Quantity did not result from a Force Majeure Event or SOLÉSENCE’s breach or failure to comply with its obligations under this Agreement, including to timely supply such Product in accordance with the Product Specifications, then as SOLESENSE’s sole and exclusive remedy and COLORESCIENCES’s sole and exclusive liability, the license granted in Section 3.1 and the Exclusivity Commitment provided in Section 3.4 with respect to such Product may be reduced from exclusive to non-exclusive upon written notice thereof by SOLÉSENCE. Notwithstanding the foregoing, in the event that COLORESCIENCE does not intend to meet the Minimum Order Quantities or pay the pro-rated R&D Fee in 2019 or a future year as a result of such shortfall, COLORESCIENCE shall notify SOLÉSENCE of such intent by September 30, of that year. If COLORESCIENCE fails to timely provide such notification, COLORESCIENCE shall be obligated to either meet the Minimum Order Quantity or pay the shortfall R&D Fee for that calendar year.

3.7.3.	Should SOLÉSENCE sell to COLORESCIENCE any units of Finished Products A, B, or Next Gen Product(s) intended for use in a marketing campaign or as full-sized testers at a sales price lower than the pricing provided in Exhibit A (such lower price, the “Reduced Sales Price”) then the quantities of such Products sold at the Reduced Sales Price shall contribute towards the applicable Minimum Order Quantities at a prorated amount equal to the Reduced Sales Price as a percentage of the price provided in Exhibit A multiplied by the total units sold at the Reduced Sales Price. For clarity any non-full-sized samples (including luxury samples) created for Colorescience shall not be included towards the applicable Minimum Order Quantity.

3.7.4.	Notwithstanding anything to the contrary in this Section 3.7, COLORESCIENCE shall submit purchase orders equal to the annual minimum order quantity for Innovation Actives and Finished Products as listed in Exhibit A or pay the equivalent pro-rated R&D Fee, in the first sixty 60 days after the completion of the calendar year of the agreement.

3.7.5.	If in a given year COLORESCIENCE exceeds the previous year’s Minimum Order Quantity for a Product, then the Minimum Order Quantity for such Product shall be reduced by one half of the previous year’s excess (Offset), while under no circumstance shall COLORESCIENCE pay less than [*]% of the Minimum Order Quantity even after accounting for the Offset.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

4.	Term and Termination

4.1.	This Agreement shall enter into force on the Effective Date and shall remain in force for a twelve (12) year, non-cancelable term, renewable upon written notice for up to two (2) additional five (5) year terms upon mutual agreement of both parties (altogether, the “Term”). Notice of intent to renew this agreement shall be provided not less than sixty (60) days prior to end of the current Term.

4.2.	Termination by COLORESCIENCE.

4.2.1.	In the event that COLORESCIENCE discontinues the Innovation SPF 50 Powder Sunscreen for any reason, COLORESCIENCE shall have the right to terminate this Agreement upon 120 days’ notice to SOLÉSENCE. All fees earned to date shall be owed to SOLÉSENCE.

4.2.2.	If SOLÉSENCE (a) fails to timely supply, according to the terms of supply as provided by Section 8, any Products ordered by COLORESCIENCE for a period of greater than sixty (60) days and such failure was not due to a Force Majeure Event or a breach or failure of COLORESCIENCE to comply with its obligations under this Agreement, (b) fails to timely supply, according to the terms of supply as provided by Section 8, any Products ordered by COLORESCIENCE for a period of greater than six (6) months and such failure was due to a Force Majeure Event, or (c) otherwise materially breaches any of the provisions of this Agreement and such breach is not cured within seventy-five (75) days after COLORESCIENCE gives written notice of such breach to SOLÉSENCE, then COLORESCIENCE shall have the right to: (i) use a third-party manufacturer to supply such Products as provided in Section 5.1.2 until such time that SOLÉSENCE cures the breach; or (ii) terminate this Agreement.

4.2.3.	COLORESCIENCE shall have the right to terminate this Agreement immediately with respect to any Product that any governmental or regulatory agency (including, by way of example, the U.S. Food and Drug Administration) determines to be unsafe or otherwise prohibits COLORESCIENCE from marketing or selling.

4.2.4.	If SOLÉSENCE breaches the warranty contained in Section 10.2.6(e), or if any of the Solesence Technology is adjudicated to be void, invalid, or unenforceable, then without limiting any other remedies provided by this Agreement or otherwise available to COLORESCIENCE under law or in equity, COLORESCIENCE may immediately terminate this Agreement, in whole or in part, and may immediately cancel any unfilled accepted orders without liability. If a U.S. District Court or any court worldwide adjudges that any Product, or any item or part thereof, or the use thereof infringes any United States patent or any patent worldwide, irrespective of whether further right of appeal lies available to SOLÉSENCE, or if any Product or use thereof is enjoined at any stage of the proceedings, any unfilled accepted orders will be canceled without liability for COLORESCIENCE

4.3.	Termination by SOLÉSENCE: If COLORESCIENCE: (a) fails to meet payment terms as provided in Section 8 of this agreement and does not cure within another sixty (60) days; (b) becomes insolvent or declares bankruptcy, or (c) otherwise materially breaches this Agreement and such breach is not cured within seventy-five (75) days after SOLÉSENCE gives written notice of such breach to COLORESCIENCE, then SOLÉSENCE shall have the right to terminate this agreement upon 60 days of written notice to COLORESCIENCE.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

4.4.	Effect of Termination. Subject to the exceptions set forth in this paragraph, in the event of termination of this Agreement for any reason, the licenses and rights granted hereunder by SOLÉSENCE to COLORESCIENCE shall terminate, and shall revert to SOLÉSENCE, and COLORESCIENCE shall not thereafter make any use whatsoever of the SOLÉSENCE Trademarks or the Products. Notwithstanding the foregoing, the licenses and rights granted under this Agreement by SOLÉSENCE to COLORESCIENCE shall remain in full force and effect: (i) upon exercise by COLORESCIENCE of its right to use a third-party to supply Product pursuant to Section 4.2.2, with no further payment obligations to SOLÉSENCE, and without prejudice to any other remedies COLORESCIENCE may have against SOLÉSENCE or that SOLÉSENCE may have against COLORESCIENCE for such breach; and (ii) upon termination of this Agreement for any reason, for the shelf life of any Products manufactured or in process prior to the date of termination of this Agreement in order to provide COLORESCIENCE and its Affiliates, sublicensees, resellers, distributors, marketing partners, agents and assigns sufficient time to sell off the existing inventory of the Products or related marketing materials (including, at COLORESCIENCE’s option, orders in process and/or in SOLÉSENCE’s possession but not yet completed or shipped), provided that COLORESCIENCE shall continue to pay any amounts payable thereon as provided in this Agreement. COLORESCIENCE shall remain obligated to meet any payment obligations to SOLÉSENCE or its permitted assigns established prior to the termination of this Agreement.

4.5.	The rights and obligations of each of the Parties hereto under any provision of this Agreement, which, by its terms, is intended to survive beyond the term of this Agreement, shall continue notwithstanding the expiration or termination of this Agreement for any reason.

5.	Commitment to Supply

5.1.	COLORESCIENCE shall provide SOLÉSENCE a forecast of COLORESCIENCE’s requirements for Products on a quarterly basis as provided in Section 7.2 below.

5.1.1.	It is understood that the Products are intended to be a critical component of COLORESCIENCE’s most important franchise products. SOLÉSENCE shall enable supply, establish and maintain an inventory at its facility equivalent to at least three months’ supply based upon COLORESCIENCE’s most recent forecasts, provided that with respect to the Innovation Solution Actives, SOLÉSENCE shall maintain an inventory at its facility equivalent to at least six months’ supply based upon COLORESCIENCE’s most recent forecasts. SOLÉSENCE will within 120 days of the commercialization of each Product, qualify a third party manufacturer (the “Qualified Manufacturer”) acceptable to COLORESCIENCE to produce such Product consistent with the Product Specifications. Should SOLÉSENCE be unable for a period of 60 days to supply any Products for any reason whatsoever, SOLÉSENCE shall compel the Qualified Manufacturer to produce such Products on SOLÉSENCE’s behalf. Upon resumption of production capability, SOLÉSENCE shall resume production and supply of such Products to COLORESCIENCE.

5.1.2.	Should SOLÉSENCE due to insolvency, breach, Force Majeure Event or any other reason be unable or otherwise fail to supply any Products for a period of greater than 75 days (provided that in the event of a Force Majeure Event, such period shall be greater than six (6) months), and such failure was not due to a breach or failure of COLORESCIENCE to comply with its obligations under this Agreement, COLORESCIENCE shall have the right to have the Qualified Manufacturer or, if such Qualified Manufacturer is unable to meet the supply obligations under this Agreement, an alternative manufacturer chosen by COLORESCIENCE, produce and supply such Products directly for COLORESCIENCE, until such time as SOLÉSENCE can resume supply. Any agreement between SOLÉSENCE and the Qualified Manufacturer shall provide that COLORESCIENCE shall have the right to purchase Products at prices no greater than the prices provided in this Agreement. To the extent such price is less than that provided under this Agreement, COLORESCIENCE agrees to provide such differential to the then owner of U.S. Patent 9,139,737 provided that (i) such Patent Rights has validly issued claim covering such Product at the time of manufacture and (ii) in no event shall such royalty payment constitute more than [*]% of the total purchase price of such Product from the Qualified Manufacturer. COLORESCIENCE and the Qualified Manufacturer shall only have the rights to use SOLÉSENCE technology for the manufacture of Products. SOLÉSENCE maintains all rights to take legal action should Qualified Manufacturer alone or by the direction of COLORESCIENCE or COLORESCIENCE use SOLÉSENCE technology for other than the manufacture of Products.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

6.	Quality of Product

6.1.	SOLÉSENCE shall deliver to COLORESCIENCE the Bridge Solution and Exclusive Products in compliance with the Product Specifications set forth in Exhibit B to this Agreement. Exhibit B, which is a part hereof, may be modified from time to time upon the mutual written agreement of the Parties, including to incorporate the development of new products, and shall be the final and exclusive description of the quality and all material properties of the Bridge Solution and the Exclusive Products.

6.2.	SOLÉSENCE, for itself and its Affiliates and suppliers, shall provide COLORESCIENCE with full access to all data generated by SOLÉSENCE, its Affiliates and/or its suppliers on the Products which is necessary to support COLORESCIENCE’s regulatory filings or other governmental or regulatory approvals with respect to the Products or which is necessary to respond to inquiries made by any governmental or regulatory authority with respect to the Products. In addition, COLORESCIENCE, at its expense, shall have the right to conduct studies with the Products for regulatory and commercial purposes. COLORESCIENCE will own all data and results from such studies.

6.3.	The Parties will each maintain traceability records necessary to permit a recall, field correction or other notification to the field of any Product. Each Party will give telephonic notice (to be confirmed in writing) to the other within twenty-four (24) hours of the receipt of any information which indicates a recall, field correction or other notification to the field may be necessary. Except as otherwise required by applicable law, the decision to conduct and the right to control a recall, field correction or any other notification to the field will be solely that of COLORESCIENCE. Each party will cooperate fully with the other in connection with any such efforts. To the extent any recall, field correction or other notification to the field is due to a breach by SOLÉSENCE of its obligations under this Agreement, or the negligence or willful misconduct of SOLÉSENCE, SOLÉSENCE will replace the recalled or field corrected Products with conforming Products and will reimburse COLORESCIENCE for all of COLORESCIENCE’s reasonable and documented costs and expenses, both direct and indirect, actually incurred by COLORESCIENCE in connection with the recall, field correction or other notification to the field, including, but not limited to, the costs of retrieving any Product already delivered to customers and costs and expenses COLORESCIENCE is required to pay for the replacement of the Product and the notification, shipping and handling charges. In all other cases, COLORESCIENCE will reimburse SOLÉSENCE for all of SOLÉSENCE’s reasonable and documented costs and expenses, both direct and indirect, actually incurred by SOLÉSENCE in connection with the recall, field correction or other notification to the field with respect to any Products.

7.	Quantity of Product

7.1.	SOLÉSENCE shall deliver the quantity of each Product specified in each order by COLORESCIENCE and COLORESCIENCE shall pay for such quantity of Product meeting the applicable Product Specifications and accepted by COLORESCIENCE.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

7.2.	COLORESCIENCE shall provide SOLÉSENCE with rolling forecasts of COLORESCIENCE’s expected requirements for the Product (the “Forecasts”) as follows:

(a)	Each Forecast shall provide an estimate of the quantity of each Product required during the next three (3) months.

(b)	COLORESCIENCE shall notify SOLÉSENCE of any changes to these Forecasts as soon as possible to allow SOLÉSENCE to make any necessary changes to production schedules. COLORESCIENCE shall not be responsible for paying for unneeded Products produced or ordered by SOLÉSENCE in accordance with any Forecast.

8.	Order Processing and Deliveries

8.1.	COLORESCIENCE shall provide orders to SOLÉSENCE a minimum of 12 weeks in advance of the requested delivery date for Products and SOLÉSENCE shall accept each order placed by COLORESCIENCE within three (3) working days from receipt of such order. From time to time, SOLÉSENCE may notify COLORESCIENCE that due to scarcity of raw materials used to manufacture Products that the lead time for purchases has been extended. Notwithstanding anything in 8.1, SOLÉSENCE shall use every reasonable effort to meet COLORESCIENCE requested delivery dates that comply with the 12 week lead time. Acceptance of an order by SOLÉSENCE constitutes a complete and binding contract governed by the terms and conditions of this Agreement. Minimum quantities in regards to purchase orders placed by COLORESCIENCE with SOLÉSENCE for Finished Products A, B, and Next Gen Product(s) shall be for at least 15,000 units for the retail items or its equivalent in terms of total bulk quantities for orders placed that include samples or testers, unless otherwise agreed by the Parties.

8.2.	SOLÉSENCE shall use best efforts to deliver the ordered Products to COLORESCIENCE at the location specified by COLORESCIENCE within 56 days of receipt of the applicable order, and in any event no later than 84 days of receipt of such order. The terms for delivery are Exworks SOLÉSENCE manufacturing location. All delivery conditions apply in accordance with the most recent Incoterms.

8.3.	Title to and risk of loss of Products covered by an accepted order shall transfer to COLORESCIENCE upon Delivery (see note above).

8.4.	SOLÉSENCE may invoice COLORESCIENCE for each shipment of Products upon shipment. COLORESCIENCE shall pay each invoice for accepted Products within [*] days of receipt of such invoice. Solesence shall be due 0.5% interest per week for the first month and 1% thereafter on any outstanding, undisputed invoices after this [*] day period. Notwithstanding the foregoing, with respect to Invoice # [____________], COLORESCIENCE shall pay $[*] due pursuant to that invoice by June 15, 2018 and shall pay the remainder of that invoice within [*] days after April 15, 2018. SOLESENCE agrees to offer a [*]% discount and encourages COLORESCIENCE to attempt to pay invoices within [*] days.

9.	Product Returns and Non-Conforming Products

9.1.	Any Product that does not meet the applicable Product Specifications, is delivered more than fifteen (15) days after the delivery date specified in an order placed and accepted in accordance with the requirements of this Article 8, or is otherwise not accepted by COLORESCIENCE (a “Non-conforming Product”) may be returned to SOLÉSENCE by COLORESCIENCE as set forth in this Article 9. An entire lot of Product may be returned to SOLÉSENCE by COLORESCIENCE as set forth in this Article 9 if a statistically significant sampling of that lot contains Non-conforming Product. Any acceptance of Non-conforming Product shall not be deemed a waiver of the requirement that SOLÉSENCE conform to the Product Specifications as to future Product.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

9.2.	SOLÉSENCE shall maintain a quality assurance program and adhere to the quality inspection and testing procedures described in Exhibit D. SOLÉSENCE shall subject all Product to such quality inspection testing procedures prior to delivery. SOLÉSENCE shall provide COLORESCIENCE with access to its quality inspection testing results upon request.

9.3.	All Products shall be subject to inspection and acceptance by COLORESCIENCE at COLORESCIENCE’s reasonable discretion. Payment shall not be deemed a waiver of COLORESCIENCE’s right to inspection or acceptance. No inspection, acceptance or payment shall be binding on COLORESCIENCE as to latent defects. Without limiting any other rights or remedies it may have, COLORESCIENCE, at COLORESCIENCE’s option, may (a) store, at SOLÉSENCE expense and subject to COLORESCIENCE’s disposal, Non-conforming Products, (b) return Non-conforming Products to SOLÉSENCE, (c) require SOLÉSENCE to repair or replace any Non-conforming Products, (d) require SOLÉSENCE to issue a credit or refund to COLORESCIENCE of an amount equal to the amounts paid for any Non-conforming Products, and/or (e) require SOLÉSENCE to reimburse COLORESCIENCE for the costs incurred by COLORESCIENCE in procuring conforming goods from an alternate source to the extent that such costs exceed SOLÉSENCE’s prices (even if not paid) for the Non-conforming Products. SOLÉSENCE acknowledges and agrees that the provisions of this Section shall not relieve SOLÉSENCE of any liability under the warranties set forth in this Agreement or which SOLÉSENCE would otherwise lawfully bear even after COLORESCIENCE’s inspection and acceptance.

9.4.	All Non-conforming Product returned to SOLÉSENCE, and all replacement Product shipped by SOLÉSENCE, will be at SOLÉSENCE’s risk and expense. Risk of loss of Non-conforming Product returned to SOLÉSENCE will transfer to SOLÉSENCE upon delivery to SOLÉSENCE’s designated carrier (Meaning: FOB shipping point, for COLORESCIENCE only).

9.5.	The Minimum Order Quantities per Exhibit A shall be reduced by an amount equal to the amount of Non-conforming Product returned to SOLÉSENCE multiplied by a factor of (two) 2.

10.	Representations and Warranties

10.1.	Each Party represents and warrants to the other that it has taken all necessary actions on its part to authorize the execution, delivery and performance of its obligations undertaken in this Agreement and that this Agreement has been duly executed and delivered by and on its behalf and constitutes legal, valid and binding obligations enforceable against it in accordance with its terms.

10.2.	SOLÉSENCE represents and warrants that:

10.2.1.	it has the full right, power and authority to grant all of the licenses and rights granted to COLORESCIENCE under this Agreement;

10.2.2.	there is no pending or, to the knowledge of SOLÉSENCE, threatened action, suit, proceeding or claim by any third party that any Solesence Technology infringes, misappropriates or violates any Intellectual Property Rights or other proprietary rights of any third party, and SOLÉSENCE has not received any written notice of such claim;

10.2.3.	to the knowledge of SOLÉSENCE, there is no infringement, misappropriation or violation by third parties of any Solesence Technology;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

10.2.4.	SOLÉSENCE owns all right, title and interest in and to the Patent Rights; and

10.2.5.	none of the Patent Rights have been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party challenging the validity or scope of any of the Patent Rights; and

10.2.6.	each Product is and will

(a)	conform to the applicable Product Specifications; be produced in accordance with the quality inspection and testing program provided in Exhibit D; and be in compliance with all applicable laws and regulations;

(b)	be new;

(c)	be free from defects in design, material and workmanship;

(d)	be conveyed with good and marketable title, free and clear of all liens or encumbrances; and

(e)	be free from violation or infringement of any third party Intellectual Property Rights or other proprietary rights.

10.3.	All warranties set forth in Sections 10.1, 10.2.1, 10.2.2, 10.2.3, 10.2.4, and 10.2.5 will survive any inspection, delivery, acceptance or payment by COLORESCIENCE. The warranties set forth in Sections 10.2.6(a) and 10.2.6(c) are made and effective at Delivery, are continuing and will remain in effect for the longer of Supplier’s normal warranty period or for a period of 180 days following COLORESCIENCE’s acceptance of the Product. The warranties set forth in Sections 10.2.6(b) and 10.2.6(d) are made and effective at Delivery. The warranty set forth in Section 10.2.6(e) is made and effective at Delivery, as is continuing and will remain in effect in perpetuity.

11.	Indemnification

11.1.	SOLÉSENCE shall defend, indemnify and hold harmless COLORESCIENCE and its Affiliates and their respective officers, directors, employees, subcontractors, customers, vendors and agents (the “COLORESCIENCE Indemnitees”) against and from all damages and claims for damages, suits, causes of action, proceedings, orders, injuries (including wrongful death) to persons and damages to property of COLORESCIENCE and others, liabilities, losses, fines, penalties, recoveries, judgments or executions, costs (including attorneys’ fees and costs, and environmental investigation, remediation, clean-up, response and/or settlement and other similar costs) brought by a third party (“Claims”) and which arise out of, are caused by, or are incident to: (a) any breach of this Agreement or any representation, warranty, or covenant contained herein; (b) any negligent or otherwise wrongful act, omission or conduct of any SOLÉSENCE Indemnitee (as defined below); (c) any failure of a Product to meet the applicable Product Specifications or be manufactured hereunder in accordance with applicable law; (d) any claim that the Solesence Technology and/or Solesence Trademarks or any manufacturing processes utilized by SOLÉSENCE infringes or misappropriates any Intellectual Property Rights or other proprietary rights of any third party; or (e) to the extent arising from, connected with or related to the Solesence Technology or any act, omission or conduct of any SOLÉSENCE Indemnitee: (i) the death or bodily injury of a person as a result of use of any Products manufactured by SOLÉSENCE; or (ii) any actual or alleged nonconformities, failures, malfunctions, defects or deficiencies (whether obvious or hidden and whether or not present in any Product or sample approved or accepted by COLORESCIENCE) in any Products, or in the design, construction, fabrication or manufacture of any Products (including the use and/or selection of materials and/or component parts thereof) or for the use thereof, or for any false advertising, fraud or misrepresentations or other claims related to the Products or related marketing or labeling materials; except to the extent caused by the gross negligence, willful misconduct or breach of this Agreement by any COLORESCIENCE Indemnitee.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

11.2.	COLORESCIENCE shall defend, indemnify and hold harmless SOLÉSENCE and its Affiliates and their respective officers, directors, employees, suppliers, subcontractors and agents (the “SOLÉSENCE Indemnitees”) harmless against and from all Claims which arise out of, are caused by, or are incident to any breach of this Agreement or any negligent or otherwise wrongful act, omission or conduct of any COLORESCIENCE Indemnitee, except to the extent caused by:

(i)	any failure of a Product to meet the Product Specifications;

(ii)	any breach of any representation, warranty or covenant made by SOLÉSENCE under this Agreement; and/or

(iii)	the gross negligence, willful misconduct or breach of this Agreement by any SOLÉSENCE Indemnitee.

11.3.	Indemnification Procedure. Promptly after receipt by a party seeking indemnification under this Article 11 (an “Indemnitee”) of notice of any pending or threatened Claim against it, such Indemnitee shall give written notice to the Party from whom the Indemnitee is entitled to seek indemnification pursuant to this Article 11 (the “Indemnifying Party”) of the commencement thereof; provided that the failure so to notify the Indemnifying Party shall not relieve it of any liability that it may have to any Indemnitee hereunder, except to the extent the Indemnifying Party demonstrates that it is materially prejudiced thereby. The Indemnifying Party shall be entitled to participate in the defense of such Claim and, to the extent that it elects within ten (10) business days of its receipt of notice of the Claim from the Indemnitee, to assume control of the defense and settlement of such Claim (unless the Indemnifying Party is also a party to such proceeding and the Indemnifying Party has asserted a cross claim against the Indemnified Party or a court has otherwise determined that such joint representation would be inappropriate) with counsel reasonably satisfactory to the Indemnitee and, after notice from the Indemnifying Party to the Indemnitee of its election to assume the defense of such Claim, the Indemnifying Party shall not, as long as it diligently conducts such defense, be liable to the Indemnitee for any litigation costs subsequently incurred by the Indemnitee. No compromise or settlement of any Claim may be effected by the Indemnifying Party without the Indemnitee’s written consent, which consent shall not be unreasonably withheld or delayed, provided no consent shall be required if: (a) there is no finding or admission of any violation of Applicable Laws or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnitee; (b) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (c) the Indemnitee’s rights under this Agreement are not restricted by such compromise or settlement.

12.	Limitation of Liability

12.1.	EXCEPT IN THE EVENT OF A PARTY’S (A) WILLFUL MISCONDUCT OR INTENTIONAL BREACH OR (B) GROSS NEGLIGENCE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, OR INDIRECT DAMAGES (INCLUDING LOST PROFITS OR LOST REVENUES) ARISING FROM OR RELATING TO THIS AGREEMENT (INCLUDING BREACH OF THIS AGREEMENT) OR THE EXERCISE OF ITS RIGHTS HEREUNDER, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS ARTICLE 12 IS INTENDED TO OR SHALL LIMIT OR RESTRICT (1) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER ARTICLE 11, OR (2) DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 13.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

13.	Confidentiality

13.1.	In the course of this Agreement the Parties have and will provide proprietary and confidential information to each other. The Parties are both “Disclosing Party” and “Receiving Party” as the case may be. The term “Confidential Information” as used herein shall mean proprietary information including but not limited to any information, know-how, data, technology, analytical data, mixtures, recipes, formulas, specifications, manufacturing procedures, customer information, strategies and business plans as well as product samples that are disclosed or provided to the Receiving Party or obtained by their evaluation (whether tangible or in electronic form). All Confidential Information need not be marked as “Confidential” or “Proprietary” provided that the circumstances of disclosure would lead a reasonable person in the relevant field to understand that such information was confidential or proprietary.

13.2.	The Receiving Party shall: (i) hold in strict confidence all Confidential Information disclosed by the Disclosing Party and protect such Confidential Information with the same standard of care the Receiving Party affords its own Confidential Information, but no less than reasonable care; and (ii) not disclose the Confidential Information to any third party except for its employees, employees of its Affiliates, or its attorneys, accountants, consultants, agents representatives, contractors, suppliers, potential investors, lenders or acquirers whose duties justify the need to know such Confidential Information and who are bound by confidentiality obligations at least as restrictive as those set forth in this Article 13.

13.3.	The Receiving Party shall not use the Confidential Information for any purpose other than the execution of this Agreement, not file for any patent or other intellectual property registration claiming, disclosing, or referencing such Confidential Information and not commercially exploit such Confidential Information without the written consent of the Disclosing Party.

13.4.	The foregoing restrictions on disclosure and use shall not be applicable to any Confidential Information which the Receiving Party can prove through tangible evidence that

(a)	are in the public domain at the time of disclosure;

(b)	are published or otherwise become part of the public domain through no fault of the Receiving Party;

(c)	were in the possession of the Receiving Party at the time of disclosure by the Disclosing Party as shown by prior written records or became available from a third party who has the right to legally disclose it and who is not subject to a duty of confidentiality to the Disclosing Party or any other party;

(d)	were independently developed by the Receiving Party without using or making any reference to the Confidential Information;

(e)	are required to be disclosed pursuant to a law, regulation, rule or ordinance of any governmental body or court having jurisdiction over either Party provided that the Receiving Party has given prompt written notice to the Disclosing Party of any such requirement prior to any disclosure, and provides the Disclosing Party with the opportunity to prevent or limit such disclosure.

13.5.	Confidential Information shall not be considered within the above exceptions merely because the Confidential Information is embraced by more general information within the exceptions. Any combination of features of Confidential Information shall not be considered within the above exceptions unless the combination itself and its principles of operation are within the exceptions.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

13.6.	The Receiving Party shall, upon termination of this Agreement or earlier written request of the Disclosing Party, promptly return all Confidential Information received from the Disclosing Party and destroy and delete (and confirm such destruction and deletion in writing) all copies thereof (whether tangible or in electronic form) containing Confidential Information.

13.7.	Except as expressly provided herein, neither this Agreement nor the disclosure of Confidential Information shall be deemed to constitute the grant of any right or license under any Confidential Information. Confidential Information shall remain the exclusive property of the Disclosing Party.

13.8.	The obligations of confidentiality and nonuse set forth in this Article 13 shall survive for a period of seven (7) years beyond the termination or expiration of this Agreement; provided, however, that in the case of Confidential Information comprising a trade secret of the Disclosing Party, such obligations shall continue for as long as such Confidential Information qualifies as a trade secret under applicable law.

14.	Intellectual Property

14.1.	Ownership.

14.1.1.	Background IP. All Intellectual Property Rights owned or controlled by each Party prior to the Effective Date or developed independently of the activities performed under or contemplated by this Agreement and without access or reference to the other Party’s intellectual property or Confidential Information (“Background IP”), shall remain the sole property of the Party. No right or license is granted in either Party’s Background IP except as expressly state herein.

14.1.2.	COLORESCIENCE Technology. All COLORESCIENCE Technology and all Improvements made by or on behalf of either Party to the COLORESCIENCE Technology shall be owned exclusively by COLORESCIENCE. To the extent that SOLÉSENCE acquires any interest in any Improvements to the COLORESCIENCE Technology, SOLÉSENCE agrees to assign and hereby assigns such interest to COLORESCIENCE. Any trademarks or copyrights filed by COLORESCIENCE on products related to independently created or Joint Intellectual Property shall be solely owned by COLORESCIENCE.

14.1.3.	SOLÉSENCE Technology. All SOLÉSENCE Technology and all Improvements made by or on behalf of either Party to the SOLÉSENCE Technology shall be owned exclusively by SOLÉSENCE. To the extent that COLORESCIENCE acquires any interest in any Improvements to the SOLÉSENCE Technology, including, without limitation, the Bridge Solution and the Innovation Solution Actives, COLORESCIENCE agrees to assign and hereby assigns such interest to SOLÉSENCE. Notwithstanding the foregoing, any Improvements made by or on behalf of COLORESCIENCE to SOLÉSENCE Technology shall not be used or disclosed by SOLÉSENCE for the benefit of any third party without COLORESCIENCE’s prior written consent. Intellectual Property Rights associated with manufacturing processes that are generally applicable to SOLÉSENCE’s industry and do not contain or reference COLORESCIENCE Technology shall be the exclusive property of SOLÉSENCE, subject to Section 14.1.4 below. For the avoidance of doubt, SOLÉSENCE shall be free to use, license, and/or sell such manufacturing processes for any application outside of the Exclusive Application at SOLÉSENCE’s sole discretion, provided that COLORESCIENCE’s rights under this Agreement are not impaired by such use, license, or sale.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

14.1.4.	Joint IP. Inventorship of inventions conceived or reduced to practice in connection with the activities performed under or contemplated by this Agreement shall be determined by application of U.S. patent laws pertaining to inventorship. All Intellectual Property Rights developed, created, generated, conceived, authored or reduced to practice jointly by employees or contractors of COLORESCIENCE or its Affiliates on one hand, and employees or contractors of SOLÉSENCE or its Affiliates on the other hand (“Joint IP”), shall be jointly owned by COLORESCIENCE and SOLÉSENCE. COLORESCIENCE shall have the exclusive right to market, distribute and sell products covered under Joint IP (“Joint Products”) and such Joint Products developed will be added to Exhibit B. Notwithstanding anything to the contrary herein, Finished Product A and Finished Product B shall be deemed to be Joint Products excluding the Innovation Solution Active(s) incorporated therein. During the Term, SOLÉSENCE shall have the exclusive right to manufacture (subject to the provisions of Article 5) Joint Products for all applications, including for COLORESCIENCE for use within the Exclusive Field, as well as the exclusive, royalty free right to sell products using the Joint IP for any application outside of the Exclusive Field (but subject to the limitations of Article 3, including the negative covenants set forth in Section 3.4).

(a)	Notwithstanding the foregoing, should COLORESCIENCE’s cumulative purchases of Finished Product exceed 300,000 units, COLORESCIENCE shall become the sole owner of all Joint IP and all Intellectual Property Rights and SOLÉSENCE’s interest therein, including to the formula, related to that Finished Product, and SOLÉSENCE agrees to assign and upon such occurrence hereby does assign its entire right, title, and interest therein to COLORESCIENCE.

14.1.5.	Each Party shall enter into binding agreements obligating all employees, consultants and contractors performing activities under or contemplated by this Agreement, to assign to such Party his or her interest in any Intellectual Property Rights conceived, authored or reduced to practice in the course of such activities.

14.2.	Enforcement.

14.2.1.	Notification of Infringement. Each Party shall promptly notify the other of any material infringement or misappropriation of, or proceeding or claim involving, any COLORESCIENCE Technology, SOLÉSENCE Technology, or Joint IP by a third party or parties, as soon as the notifying Party learns of such infringement, misappropriation, proceeding, or claim, and shall provide the other Party with any available evidence of such infringement, misappropriation, proceeding, or claim.

14.2.2.	COLORESCIENCE or any of its Affiliates or sublicensees shall have the first right, but not the obligation, using counsel of its choice, to enforce the Patent Rights against any actual or suspected infringement of the Patent Rights with respect to the development or commercialization of a Competing Product in the Field and Territory by a third party or defend any declaratory action with respect thereto brought by such third party (a “Patent Action”), at its expense, and SOLÉSENCE shall provide all reasonable assistance to COLORESCIENCE in such Patent Action, including joining, at COLORESCIENCE’s reasonable expense, such Patent Action if necessary to maintain the Patent Action, or to seek additional or alternative damages or injunctive relief under such Patent Action.

14.2.3.	If (i) COLORESCIENCE elects in writing not to bring or defend a Patent Action or (ii) within sixty (60) days following a written request by SOLÉSENCE to bring or defend a Patent Action and confirmation of facts reasonably supporting existence of such actual or suspected infringement with respect to the Patent Rights, COLORESCIENCE and its Affiliates and sublicensees fail to bring or defend a Patent Action or take other commercially reasonable action to protect the Patent Rights from such infringement, or to abate such infringement (which may in the discretion of COLORESCIENCE include, without limitation, negotiations for a settlement), then SOLÉSENCE or its Affiliates or other licensees shall have the right, but not the obligation, at its sole discretion, to institute a Patent Action in its own name using counsel of its choice, at its own expense, and COLORESCIENCE shall provide all reasonable assistance to SOLÉSENCE in such Patent Action, including joining, at SOLÉSENCE’s reasonable expense, such Patent Action if necessary to maintain the Patent Action, or to seek additional or alternative damages or injunctive relief under such Patent Action.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

14.2.4.	Any recovery received as a result of any Patent Action shall be used first to reimburse the Parties for their costs and expenses (including attorneys’ and professional fees) incurred in connection with such Patent Action (and not previously reimbursed), and any remaining amount of such recovery shall be awarded to the Party that brought or defended the suit; provided that if both Parties jointly bring or defend a Patent Action any amount recovered will be applied pro-rata (based on the agreed allocation of costs and expenses to be borne by each Party in such action or suit) for the costs and expenses with respect to such action or suit (including reasonable attorneys’ fees and costs) and the remaining amounts shall be similarly divided on a pro-rata basis unless otherwise agreed by the Parties.

14.3.	Maintenance.

14.3.1.	Maintenance of Existing Intellectual Property Registrations. SOLÉSENCE shall prosecute and maintain the Patent Rights and any trademark or copyright registrations related to any SOLÉSENCE Technology and any Products in each country in the Territory in which any such Patent Rights and any trademark or copyright registrations exist. In the event that SOLÉSENCE fails after reasonable written notice by COLORESCIENCE to prosecute or maintain any such Patent Rights and any trademark or copyright registrations, COLORESCIENCE shall have the right but not the obligation to do so in such instance, either in its own name or in the name of SOLÉSENCE.

14.3.2.	Prosecution and Maintenance of Patent Applications for Improvements to SOLÉSENCE Technology. In the event that any Improvements to SOLÉSENCE Technology conceived or reduced to practice in the performance of this Agreement, the Parties shall consult each other in making a determination of whether to file one or more applications to obtain patents claiming such Improvement. SOLÉSENCE shall have the first right to file and prosecute patent applications claiming such Improvement. In the event that SOLÉSENCE elects not to file any patent applications for any such Improvement, COLORESCIENCE shall have the right, but not the obligation, to file and prosecute such patent application(s) in the name of SOLÉSENCE (or an Affiliates designated by SOLÉSENCE) and SOLÉSENCE and its Affiliates shall reasonably cooperate in any such efforts by COLORESCIENCE. In the event that SOLÉSENCE files but subsequently elects to abandon any patent application with respect to any such Improvement, COLORESCIENCE shall have the right, but not the obligation, to prosecute such patent application(s) in the name of SOLÉSENCE (or the SOLÉSENCE Affiliate named as the owner of record). In each such case, COLORESCIENCE shall provide SOLÉSENCE with written notice of its exercise of such right and SOLÉSENCE and its Affiliates shall reasonably cooperate in any such efforts by COLORESCIENCE. To the extent that any patent application covering any Improvement filed pursuant to this Section 14.3.2 matures into an issued patent, such patent shall be included in the Patent Rights and thereafter subject to Section 14.3.1.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

14.3.3.	Prosecution and Maintenance of Patent Applications for Joint IP. In the event that any Joint IP is conceived or reduced to practice in the performance of this Agreement, the Parties shall consult each other in making a determination of whether to file one or more applications to obtain patents claiming such Improvement. COLORESCIENCE shall have the first right to file and prosecute patent applications claiming such Joint IP, and SOLÉSENCE and its Affiliates shall reasonably cooperate in any such efforts by COLORESCIENCE. In the event that COLORESCIENCE elects not to file any patent applications for any such Joint IP, SOLÉSENCE shall have the right, but not the obligation, to file and prosecute such patent application(s) in the name of SOLÉSENCE and COLORESCIENCE (or an Affiliates designated by SOLÉSENCE or COLORESCIENCE) and COLORESCIENCE and its Affiliates shall reasonably cooperate in any such efforts by SOLÉSENCE. In the event that COLORESCIENCE files but subsequently elects to abandon any patent application with respect to any such Improvement, SOLÉSENCE shall have the right, but not the obligation, to prosecute such patent application(s) in the name of SOLÉSENCE and COLORESCIENCE (or the SOLÉSENCE or COLORESCIENCE Affiliate named as the owners of record). In each such case, SOLÉSENCE shall provide COLORESCIENCE with written notice of its exercise of such right and COLORESCIENCE and its Affiliates shall reasonably cooperate in any such efforts by SOLÉSENCE.

15.	Notices

15.1.	All notices in relation to a breach of this agreement or any demand notes to the other Party shall be in writing and shall be send to the following contact persons:

For COLORESCIENCE:

Name:	Ted Ebel

Function:	Chief Business Officer

Address:	2141 Palomar Airport Drive
Carlsbad, CA 92011

Phone:	760-565-5736

For SOLÉSENCE:

Name:	Kevin Cureton

Function:	Chief Commercial Officer

Address:	1319 Marquette Drive
Romeoville, Illinois 60446

Phone:	630-771-6733

16.	Force Majeure

16.1.	Deliveries or acceptance of the Product may be delayed or suspended by either of the Parties in the event of Act of God, war, riot, fire, explosion, accident, flood, sabotage, governmental laws, regulations, order or action, national defense requirements or any other event beyond the reasonable control of such Party (such event, a “Force Majeure Event”), any of which events prevent the manufacture, shipment, or acceptance or a shipment of the Product if, because of such event, SOLÉSENCE is unable to supply part or total demand for the Product, including due to scarcity of raw materials or if COLORESCIENCE, because of any such extent, is unable to accept part or total of quantity contracted for the affected Party shall be exempted to such extent from its obligations hereunder with respect to the particular delivery involved upon giving prompt notice of such event to the other Party. The other Party shall be likewise exempted from its corresponding obligations, but this Agreement shall otherwise remain unaffected.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

17.	Miscellaneous

17.1.	ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of, the successors and permitted assigns of the parties. COLORESCIENCE shall have the right to assign this Agreement upon written notice to SOLÉSENCE. SOLÉSENCE shall have the right to assign this Agreement only to the acquirer of all or substantially all of its business to which this Agreement pertains, including all Intellectual Property Rights licensed hereunder. SOLÉSENCE shall not assign any Intellectual Property Rights hereunder except to an assignee who has assumed all of the rights and obligations under this Agreement. An assigning party shall give prompt notice of assignment to the other party. Any assignment not in compliance with this Section shall be null and void.

17.2.	NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement will confer any benefit or right upon any third party except for the Parties’ successors or permitted assignees.

17.3.	RELATIONSHIP OF THE PARTIES. Nothing in this Agreement and no action taken by the Parties under this Agreement will constitute a partnership, joint venture or agency relationship between the Parties.

17.4.	COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but will not be effective until each Party has executed at least one counterpart. Each counterpart will constitute an original of this Agreement, but all the counterparts together will constitute but one and the same agreement.

17.5.	COSTS AND EXPENSES. Each Party will pay its own costs relating to the negotiation, preparation, execution and performance of this Agreement.

17.6.	ENTIRE AGREEMENT. This Agreement, together with all Attachments and any other documents incorporated herein constitute the entire agreement of the Parties with respect to the subject matter in this Agreement, and supersede all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the subject matter. Each Party acknowledges that, in entering into this Agreement, it has not relied on any statement, representation, warranty or agreement of the other Party other than as expressly contained in this Agreement.

17.7.	AMENDMENTS. Any amendment of or variation to this Agreement must be in writing and signed by authorized representative(s) of both Parties.

17.8.	WAIVER. No failure or delay by either Party in exercising any right or remedy provided under this Agreement or by law will constitute a waiver of that or any other right or remedy, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of it or the exercise of any other right or remedy. No waiver under this Agreement is effective unless it is in writing and signed by authorized representative(s) of both Parties.

17.9.	SEVERABILITY. If any provision in this Agreement, for any reason, is invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement or invalidate or render unenforceable such provision in any other jurisdiction. Upon a determination that any provision is invalid, illegal or unenforceable, the Parties will negotiate in good faith to modify this Agreement to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the greatest extent possible.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

17.10.	NOTICES. All notices provided in connection with this Agreement must be in writing and will be deemed to have been given (a) when delivered by hand; (b) when delivered if sent by an internationally recognized commercial courier; (c) on the third (3rd) day after the first post-mark of the sender’s postal service if sent by first class mail, postage prepaid (return receipt requested, if available). The notices must be sent to the respective Parties at the address of the contact person set forth in the “Description of the Parties” (or at such other address for a Party as may be specified in a notice given in accordance with this Section).

17.11.	APPLICABILITY OF SECTION 365(N) OF THE BANKRUPTCY CODE. In the event SOLÉSENCE becomes a debtor under Title 11 of the U.S. Code (the “Bankruptcy Code”), this Agreement shall be deemed to be, for purposes of Section 365(n) of Title 11, a license to “Intellectual Property” as defined therein and COLORESCIENCE and its Affiliates, and each of their successors and assigns as licensees shall have the rights and elections as specified in the Bankruptcy Code. Specifically, if SOLÉSENCE, as a debtor-in-possession or a trustee-in-bankruptcy in a case under the Bankruptcy Code, rejects this Agreement, COLORESCIENCE and its Affiliates, successors and assigns may elect to retain their rights under this Agreement as provided in Section 365(n).

17.12.	RESPONSIBILITY FOR SUPPLIER. SOLÉSENCE shall be responsible for any and all acts or omissions of its suppliers, manufacturers, contractors, agents, and Affiliates in each case where any action, or the corresponding responsibility, is required or permitted to be performed by either SOLÉSENCE or its suppliers, manufacturers, contractors, agents, and Affiliates and all such acts or omissions in such circumstances shall be deemed acts or omissions of SOLÉSENCE hereunder.

17.13.	GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the United States and the State of Illinois, as applied to agreements entered into and to be performed entirely within Illinois between Illinois residents, without giving effect to the principles thereof relating to the conflicts of Laws. The Parties consent to the exclusive jurisdiction and venue of the State and Federal courts having within their jurisdiction Chicago, Illinois, and hereby agree to irrevocably waive all objections to personal jurisdiction, venue and forum non conveniens. The Parties exclude application of the United Nations Convention on Contracts for the International Sale of Goods. COLORESCIENCE AND SOLÉSENCE HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN RESPECT OF ANY DISPUTES ARISING UNDER OR RELATED TO THIS AGREEMENT.

Signature page follows.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

IN WITNESS WHEREOF, this Amended and Restated Joint Development & Supply Agreement has been duly executed on behalf of the parties as of the Effective Date.

COLORESCIENCE, Inc.	SOLÉSENCE, LLC

/s/ Ted Ebel	/s/ Kevin Cureton
Name: Ted Ebel	Name: Kevin Cureton
Title: Chief Business Officer	Title: Chief Commercial Officer

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

EXHIBIT A

Annual Minimum Order Quantities

	Bridge Solution – TiO2	Innovation Active Solution – TiO2	Innovation Active Solution – ZnO
Price per kg	$[*]	$[*]	$[*]
2017 Minimum Annual Purchases (kg)	All Obligations Fulfilled		0
2018 Minimum Annual Purchases (kg)	[*] – combined		[*]
2019 Minimum Annual Purchases (kg)	[*] – combined		[*]
2020 & beyond Minimum Annual Purchases (kg)	[*]% growth above the prior year volume, unless the prior year volume exceeded the minimums noted in which case [*]% minimum growth is sufficient		[*]% growth above the prior year volume, unless the prior year volume exceeded the minimums noted in which case [*]% minimum growth is sufficient

Finished Products
Finished Products A & B
Price per Ounce

Finished Product A: $[*] plus carton, insert, and packaging components, to increase by not more than [*]% per year

Finished Product B: $[*] plus carton, insert, and packaging components, to increase by not more than [*]% per year

2018 Minimum Order Quantity (units)	[*], if Solesence has filed and received approval by the Australian TGA to sell both Finished Product A and Finished Product B as registered sunscreens. If not, the MOQ will be [*].
2019 Minimum Order Quantity (units)	[*]
2020 Minimum Order Quantity (units)	[*]
2021 Minimum Order Quantity (units)	[*]
2022 and beyond Minimum Order Quantity (units)	[*]% annual increase from previous year for the duration of the Agreement

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

●	Price per ounce for the Finished Products is the anticipated price per ounce for a “Full Face Product” anticipated to be developed by SOLÉSENCE assuming a per ounce size of [*] to [*] ounces. In the event that SOLÉSENCE develops a “Body Product”, such price per ounce will be lower. Both parties will work to identify the appropriate unit price regardless of format to enable Client to support a gross margin on such product of [*]% to [*]%, not including packaging cost.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

EXHIBIT B

Product Specifications

TEST	PRODUCT	SPECIFICATION
Actives Level (%)	Innovation Active – [*],	[*] – [*] %
	Innovation Active – [*]	[*] – [*] %
	Product A	[*] – [*]%
Hydrophobicity	Innovation Actives	PASS
Photostability	Innovation Actives	PASS
USP monograph	Innovation Actives	PASS
Microbial Limits	Product A, Product B	Less than [*]

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

EXHIBIT C

Patent Rights

serial number	jurisdiction	filing date	title
9,139,737	United states	11/21/2011	MULTIFUNCTIONAL COATED POWDERS AND HIGH SOLIDS DISPERSIONS

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

EXHIBIT D

Quality Assurance

TEST DESCRIPTION	METHOD	APPLICABLE PRODUCT
Actives Level (%)	X-ray Fluorescence,	Bridge Actives, Innovation Active - [*], Product B
Actives Level (%)	QA-01-625	Product A
Hydrophobicity	QA-01-800	Bridge Actives, Innovation Actives
Photostability	QA-01-1882	Bridge Active, Innovation Active [*]
Photostability	QA-01-1883	Innovation Active [*]
USP monograph	Current USP monograph	Bridge Active, Innovation Actives
Microbial Limits	USP	Bridge Active, Innovation Active, Product A, Product B

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

EXHIBIT E

SOLÉSENCE Trademarks

Solésence®

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

EXHIBIT F

Reserved Rights

I.	Any Environmental Protection Product containing (i) a prescription (as defined by the U.S. FDA) active ingredient and (ii) the Solésence Technology.

II.	Any Environmental Protection Product comprising an over-the-counter (as defined by the U.S. FDA) active ingredient and the Solésence Technology, wherein such over-the-counter active ingredient is not permitted under the U.S. FDA sunscreen monograph (Sunscreen Drug Products for Over-the-Counter Human Use) to be used in combination with sunscreen active ingredients within the United States.

III.	Any Environmental Protection Product wherein the primary active ingredient is a therapeutic active ingredient that is enhanced when used in combination with the Solésence Technology.

IV.	Any product supplied to [*] or [*], except for products that utilize the Exclusive Application or use or contain [*] or [*].

V.	Any product intended for spray application to human skin.